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                                                                      EXHIBIT 21


LIST OF SUBSIDIARIES                              STATE OF INCORPORATION

DMX, LLC                                          Delaware
      450714B.C., Ltd.                            British Columbia, Canada
      DMX-Europe N.V.                             Netherlands
      Tempo Sound, Inc.                           Oklahoma
      Advanced Audio, LLC                         Georgia
LD Bondnet, Inc.                                  Delaware
LDIG Aloy, Inc.                                   Delaware
LDIG Cars, Inc.                                   Delaware
LDIG Film, Inc.                                   Delaware
LDIG Financing LLC                                Delaware
LDIG Food, Inc.                                   Delaware
LDIG Koz, Inc.                                    Delaware
LDIG Move, Inc.                                   Delaware
LDIG Music Online, Inc.                           Delaware
LDIG Music Online II, Inc.                        Delaware
LDIG NL, Inc.                                     Delaware
LDIG Online Retail, Inc.                          Delaware
LDIG Order, Inc.                                  Delaware
LDIG OTV, Inc.                                    Delaware
LDIG UGON, Inc.                                   Delaware
Liberty Academic Systems Holdings, Inc.           Colorado
Liberty BETI, Inc.                                Delaware
Liberty Digital, LLC                              Delaware
Liberty DS, Inc.                                  Delaware
Liberty HG, Inc.                                  Delaware
Liberty IATV Events, Inc.                         Delaware
Liberty IATV, Inc.                                Delaware
Liberty IB, Inc.                                  Delaware
Liberty IP, Inc.                                  Delaware
Liberty Java, Inc.                                Colorado
Liberty KI, Inc.                                  Delaware
Liberty KV Holdings, Inc.                         Delaware
      Liberty KV Partners I, LLC                  Delaware
Liberty Lightspan Holdings, Inc.                  Colorado
Liberty Medscholar, Inc.                          Delaware
Liberty Online Health KI Holdings, Inc.           Colorado
Liberty Online Health RN Holdings, Inc.           Colorado
Liberty Online Sports Holdings, Inc.              Colorado
Liberty Online Village Holdings, Inc.             Colorado
Liberty PL, Inc.                                  Delaware
Liberty QS, Inc.                                  Delaware
Liberty Replay, Inc.                              Delaware
Liberty TE, Inc.                                  Delaware
Liberty TIV, Inc.                                 Delaware
LMC Digital Inc.                                  Colorado
LMC IATV Events, LLC                              Delaware

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LIST OF SUBSIDIARIES                              STATE OF INCORPORATION

Paradigm Music Entertainment Company              Delaware
      SonicNet, Inc.                              Delaware
The Box Worldwide, Inc.                           Florida
      The Box Worldwide-Europe, B.V.              Netherlands
      The Box Holland, B.V.                       Netherlands
      The Box Music Network S.L.                  Spain
      Video Jukebox Network Europe, Ltd.          United Kingdom

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